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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 3, 2001
                                                         ----------------


                            THE INTERCEPT GROUP, INC.
                          ----------------------------
                            (Exact Name of Registrant
                          as Specified in its Charter)




   Georgia                        01-14213                       58-2237359
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(State or Other                 (Commission                   (I.R.S. Employer
Jurisdiction of                 File Number)                 Identification No.)
Incorporation)




3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia                  30071
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       (Address of Principal Executive Offices)                       (Zip Code)



       Registrant's telephone number, including area code: (770) 248-9600
                                                           --------------


                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     The InterCept Group, Inc. and SLMsoft.com, Inc. have settled various indemnification issues arising from InterCept's purchase of assets from SLM in January 2001. As a part of that settlement, on December 3, 2001, InterCept entered into a Loan Agreement with SLM under which InterCept agreed to lend SLM $7.0 million subject to various terms and conditions. Borrowings under the Loan Agreement bear interest, payable upon maturity, at the prime rate and are secured by up to 591,871 shares of InterCept common stock that SLM now holds or may earn. The loan matures on September 30, 2002 and requires mandatory prepayments from the proceeds of sales of InterCept common stock by SLM until the loan is repaid in full.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE INTERCEPT GROUP, INC.


                                       By: /s/ Scott R. Meyerhoff
                                           ----------------------
                                           Scott R. Meyerhoff
                                           Chief Financial Officer


Dated:  December 20, 2001




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